UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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SERVICESOURCE INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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For Immediate Release

ServiceSource International, Inc. to be Acquired by Concentrix Corporation in All-Cash Transaction

Transaction Combines Highly Complementary Customer Experience (CX) Solutions Businesses

Unifies Best-in-Class Digitally-Enabled Capabilities to Support the Entire Customer Journey for B2B and B2C Clients

47% Premium for ServiceSource Stockholders

Transaction was Unanimously Approved by ServiceSource’s Board of Directors

Stockholders Representing Approximately 33.5% of the Outstanding Voting Power Have Entered Into Voting Agreements in Support of the Transaction

DENVER (May 9, 2022) – ServiceSource International, Inc. (NASDAQ: SREV), the customer journey experience company, today announced it has entered into a definitive merger agreement pursuant to which Concentrix Corporation (NASDAQ: CNXC), a leading global provider of customer experience (CX) services and technologies, will acquire ServiceSource in an all-cash transaction. ServiceSource stockholders will receive $1.50 per share in cash for each issued and outstanding share of common stock they own. The purchase price represents a 47% premium to ServiceSource’s unaffected closing stock price on May 6, 2022.

“We are delighted to join forces with Concentrix and the opportunity it provides for us to execute on our strategy to drive client success by bringing the world’s greatest brands closer to their customers,” commented Gary B. Moore, ServiceSource’s chairman and chief executive officer. “This transaction marks an important milestone in our 20-plus year history and is a testament to the dedication of our employees, the value of our differentiated solutions in the marketplace, and the opportunity to take the business to new heights with a partner that has shared values and culture. I am confident that our world-class employees will gain expanded career and professional growth opportunities as part of a much larger, industry-leading global organization, and I am equally confident that our clients will be even better served through the breadth, depth, and scope of our combined capabilities and scale. We look forward to a seamless transition and executing on a shared vision of the future of CX.”

John Harris, ServiceSource’s Lead Independent Director, said, “The board of directors is pleased to have reached this agreement, which represents the culmination of a robust process and a comprehensive review of strategic alternatives with our outside legal and financial advisors. This transaction will provide certain and immediate value to our stockholders at a 47% premium.”

Transaction Timing and Approvals

Completion of the Merger is not subject to a financing condition and the transaction is expected to close in the second half of fiscal year 2022, subject to the approval of ServiceSource’s stockholders and customary closing conditions, including expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Advisors

Centerview Partners LLC is acting as financial advisor to ServiceSource and Davis Graham & Stubbs LLP is serving as ServiceSource’s legal advisor.

About ServiceSource

ServiceSource International, Inc. (NASDAQ: SREV) is a global outsourced go-to-market services provider that accelerates B2B digital sales and customer success transformation.  Our expert sales professionals, data-powered insights and proven methodologies scale and reimagine customer journey experiences (CJX®) into profitable business outcomes. Backed by more than 20 years of experience, ServiceSource drives billions of dollars in client value annually, conducting commerce in 45 languages and 175 countries. To learn more about how we design, develop and manage CJX solutions that transform the agility, speed, efficiency and value of our clients’ growth initiatives, visit www.servicesource.com.

About Concentrix

Concentrix Corporation (Nasdaq: CNXC), is a leading global provider of customer experience (CX) solutions and technology, improving business performance for some of the world’s best brands including over 100 Fortune Global 500 clients and over 125 new economy clients. Every day, from more than 40 countries and across 6 continents, our staff delivers next generation customer experience and helps companies better connect with their customers. We create better business outcomes and help differentiate our clients by reimagining everything CX through Strategy + Talent + Technology. Concentrix provides services to clients in our key industry verticals: technology & consumer electronics; retail, travel & ecommerce; banking, financial services & insurance; healthcare; communications & media; automotive; and energy & public sector. Visit www.concentrix.com to learn more.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than historical facts, that address activities that ServiceSource International, Inc. (“SREV”) assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events, including this proposed transaction. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of SREV. These include the expected timing and likelihood of completion of the proposed transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the proposed transaction, the ability to successfully integrate the businesses, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the possibility that stockholders of SREV may not approve the merger, the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of SREV’s securities, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of SREV to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on its operating results and businesses generally, or the risk the pending proposed transaction could distract management of SREV and it will incur substantial costs. All such factors are difficult to predict and are beyond SREV’s control, including those detailed in SREV’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are available on its website at http://www.servicesource.com and on the SEC’s website at http://www.sec.gov.

All forward-looking statements are based on assumptions that SREV believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and SREV undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Additional Information and Where to Find It

This document does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the pending acquisition of SREV by Concentrix (the “Transaction”). SREV intends to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the holders of SREV’s common stock to approve the Transaction. Promptly after filing the definitive Transaction Proxy Statement with the SEC, SREV will mail the definitive Transaction Proxy Statement and a proxy card to each shareholder entitled to vote at the special meeting to consider the Transaction. SECURITY HOLDERS OF SREV ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents containing important information about SREV once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by SREV will be available free of charge on SREV’s website at http://www.servicesource.com or to SREV’s stockholders by contacting Chad Lyne at investorrelations@servicesource.com.

Participants in the Solicitation

SREV and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of SREV’s common stock in respect of the Transaction. Information about the directors and executive officers of SREV is set forth in SREV’s proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on April 1, 2022 (the “2022 Proxy Statement”). These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Transaction Proxy Statement and other relevant materials to be filed with the SEC when such materials become available. Investors should read the Transaction Proxy Statement carefully when it becomes available before making any voting decisions. You may obtain free copies of these documents from SREV using the contact information indicated above.

Trademarks

ServiceSource®, and any ServiceSource product or service names or logos above are trademarks of ServiceSource International, Inc. All other trademarks used herein belong to their respective owners.

Connect with ServiceSource:

Website: http://www.servicesource.com/
LinkedIn: https://www.linkedin.com/company/servicesource/
Twitter: https://twitter.com/servicesource

Media and Investor Contact:
Elise Brassell, Corporate Communications

mediarelations@servicesource.com

investorrelations@servicesource.com

303-889-8616